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                                                                    EXHIBIT 23.4

                [LETTERHEAD OF INTERNATIONAL DATA CORPORATION]

August 2, 1999

Jack Hidary
Earth Web, Inc.

The undersigned hereby consents to the references to the undersigned included in the registration statement on Form S-1 of Earth Web, Inc. and any amendment thereto.

                                           International Data Corporation

                                           /s/ Alexa McCloughan
                                           ------------------------
                                           By: Alexa McCloughan
                                           Title: Sr. VP, IDC